PRIVATE INSTRUMENT OF
QUOTAHOLDERS AGREEMENT OF

"GLOBAL MILK NEGOCIOS e ADMINISTRACAO DE BENS PROPRIOS LTDA

By this Private Instrument and in the best legal form, the parties below:

I) CASTROL LLC., A company duly constituted under the laws of the State of Delaware, United States of America, based at 160 Greentree Drive, Room 101, Dover in Kent County, 19904, herein represented by its Attorney Mr. Edison Carmagnani, Brazilian, married, businessman, holder of Identity Card n˚ 2.256.983 SSP/SP, and Individual Taxpayer Registration with the Federal Revenue Service CPF 063.543.788-00, resident and domiciled at Rua Bartira, nº 482, apt. 131, Perdizes, in São Paulo, São Paulo, CEP 05009-000 (hereinafter referred only as CASTROL) and

II) B&D FOOD CORP., A company duly incorporated under the laws of Delaware, headquartered at 575 Madison Avenue, in New York City, NY, USA, herein represented by its President, Mr. Daniel Ollech,Brazilian Passport n CP554471, resident and domiciled at Derech Hahoresh 96 ,Jerusalem Israel and Its Brazilian Legal Representative Mr Javier Yano Feijo,Uruguaian,divorced ,Business administrator holder of national identity vard RNE n W275.706 and enrolled at the Brazilian Internal Revenue service  under CPF n 035316128-40 resident at Rua Barata ribeiro 323 ,cj 11 ,Cerqueira Cesar,in the city of Sao Paulo ,State of Sao Paulo  (hereinafter called simply B&D);

Which, hereinafter, called "Partners", hold 100% (hundred percent) of shares representing the capital of GLOBAL MILK BUSINESS AND PERSONAL PROPERTY MANAGEMENT LTD., headquartered at Avenida dos Tajurás, n˚236 in Cidade Jardim in the city of São Paulo - SP, CEP 05670-000, with its articles of incorporation and bylaws duly filed in the Board of Trade of the State of São Paulo - JUCESP under n˚ 35222921829, and registered at the Federal Revenue Service – Registration of Corporate Tax Payers - CNPJ under n˚ 10.605.431/0001-35 (hereinafter simply called GLOBAL MILK).

PRELIMINARY CONSIDERATIONS

Whereas it is the partners wish to preserve the social interests of GLOBAL MILK, and maintain the regularity of its activities;

Whereas the partners believe that to achieve these objectives, it is imperative to regulate the coexistence between them, through this present regulate agreement of shareholders relationship (the "Agreement of quotaholders");

Whereas the members believe it is necessary to define some rules for good living, company administration, quotas transactions among members and between them and third parties outside the current corporate composition, among other matters;

Whereas the members have as scope, with the rules of these conducts, the perpetuation of GLOBAL MILK as well as the preservation of its social purposes;

The Partners have between them, and fair contracted, this Quotaholders´ Agreement, embodied in the following:

CHAPTER I – OF DEFINITIONS

CLAUSE 1st - The terms in this Agreement of Quotaholders shall have the meaning of law, unless another definition is specifically assigned to them:

1. Agreement of quotaholders: It is this instrument, which consists of a set of principles, standards, criteria and mechanisms aimed at regulating the relationship between the partners and tasks of each of the members individually, to optimize and operationalize their relations, and, taking as objectives and valuable purposes the preservation of activities and the social purposes of GLOBAL MILK.

2. Additive: Instrument written and duly signed by the Partners and which partially amends the Agreement of quotaholders.

3. Administrator: Individual, partner or no partner, to be responsible for the administration of the company elected by the partners in accordance with the provisions of the Agreement of quotaholders,  executed separately by the Partners.

4. Articles of Incorporation and Bylaws: It is the Articles of Incorporation and Bylaws of GLOBAL MILK and encompasses all contract changes.

5. Dividends: Dividends are the portion to be distributed among members, based on the profit determined by the GLOBAL MILK.

6. GLOBAL MILK: it is the GLOBAL MILK NEGOCIOS E EMPREENDIMENTOS LTDA, already qualified in the preamble, including the company, its shareholders, directors and administrators, also including the headquarters and branches that may exist.

7. Confidential Information: Any written or verbal information that any of the partners, employees, related companies or individuals have access because of their position, including but not limited to business information, societal, economic, products, goods and services, financial statements, know-how, techniques, designs, specifications, drawings, prints, diagrams, formulas, models, flowcharts, sketches, photographs, plans, computer programs, CDs, disks, diskettes, tapes, contracts, business plans , processes, projects, products, specifications, customers, suppliers, and/or distributors, price and cost structure, definitions, marketing information, and other technical, financial or commercial, among others. This information will be protected by the Partner under this Agreement of quotaholders.

8. Shares: Share of capital division, the value set in the social contract of $ R$40.04 (real) each.

9. Resigning  Partner: Partner who voluntarily chooses not to be part of the Global Milk, selling its shares, which must be made in accordance with Clause 4 of the Agreement of quotaholders.

10. S. TEIXEIRA: It is the S. TEIXEIRA FOOD PRODUCTS LTD., limited company headquartered at Avenida Faustino Ramalho, nº 110, Vila Galvão in the municipality of Guarulhos, São Paulo, registered at the Federal Revenue Service – Registration of Corporate Taxpayers CNPJ under n˚ 64.111.206/0001-71 and with its Articles of Incorporation and Bylaws duly filed in the Board of Trades of the State of SãoPaulo - JUCESP under the n˚ 3520954034-5.

11. PARALEITE: It is PARALEITE FOOD PRODUCT LTD., limited company headquartered at Rodovia PA-150, Km 5,2 s/nº, (without a number), in the city of Maraba, State of Pará, CEP 68500-000, duly registered at the Federal Revenue Service – Registration of Corporate Taxpayers CNPJ under n˚ 03.418.426/0001-58 with its Article of Incorporation and Bylaws duly filed in the Board of Trades of the State of Pará under n˚ 15.20070561-2.

CHAPTER II – OF THE DISTRIBUTION AND
RECEIPT OF DEVIDENDS

CLAUSE 2 – In Case of distribution of dividends by GLOBAL MILK it shall  be distributed on the month of March subsequent to the closing of the preview year annual financial report s unless prior agreement, distributed in proportion to the social participation of each of the Partners and can be made unbalanced if there is unanimous approval of Partners.

CHAPTER III - THE ASSIGNMENT AND TRANSFER OF SHARES

CLAUSE 3 - The Partners may sell and/or transfer their shares to any title, in whole or in part, to persons outside the company provided the transaction is in accordance with the right of preference described below.

CLAUSE 4 - If any of the Partners wish to leave GLOBAL MILK voluntarily, they must offer their shares in writing to the other Partners with at least sixty (60) days, informing the other Partners of its intention not to continue with GLOBAL MILK , being guaranteed the right of preference to the other partner for a period of thirty (30) days.

Sole Paragraph: In case of any transfer of shares to be held on a voluntary basis, by sale, assignment or any other form of transfer, is defined the right of preference for the acquisition of the shares subject to transfer under the same conditions of price, form and term of payment, in the following order for the right of preference.

CLAUSE 5 - Respecting the right of preference above regulated the eventual sale or transfer, to any title of the shares is still subject to the rules of tag along.

First paragraph: If the shareholder or unit controller receives a third party proposal wishing to acquire control of GLOBAL MILK, they must do so under the condition precedent so as to send the proposal to other Partners in advance, notice stating the amount of shares that will be object of disposition, and containing all the information necessary to initiate this procedure here in the form of provisions, expressly stating that it is to the right of tag-along. The notification shall be within 30 (thirty) days of receipt, so that the other Partners can express the wish to include in the offer, their respective shares, in whole or in part, and submit them to the procedure of tag-along together with the Partner or Unit Controller.

Second paragraph: At the end of the period of thirty (30) days that addresses the above paragraph, without the other partner expresses its intention to include their shares in the procedures for tag-along, the partner or Unit Controller is free to proceed with the offer , observing the right of preference under this instrument.

Second paragraph: The amount to be paid to Minority Partner(s) will be of 100% (hundred percent) of that paid to Partner or Controller Unit.

Third paragraph :At the end of the period of thirty (30) days that addresses the above paragraph, without the other partner expresses its intention to include their shares in the procedures for tag-along, the partner or Unit Controller is free to proceed with the offer , observing the right of preference under this instrument

CHAPTER IV – OF ADMINISTRATION

CLAUSE 6 - The Partners agree that the administration of the Global Milk shall be held as stipulated in the Bylaws and in this Agreement of Quotaholders, and the value of the monthly withdrawal for pro labor, will be determined by unanimous resolution of the Partners.

Sole Paragraph The partners agree, that a consultant should be hired(company or person)and Nominated By B&D, for the operational activities of Global Milk, having the same powers of the other administrators, acting under a power of attorney  given by Global Milk, irrevocably for the time period of 5 Years.

CLAUSE 8 – The partners agree ,that the administration of Global Milk should be exercised always jointly between the representatives or administrators indicated by each one of the partners proportional to each quotas. B&D will indicate one plus the Consultant  and Castrol the other one.

Sole Paragraph: The provision of this article can not be revoked under any circumstances, being pre-agreed between the parties that the administration must be in the form established in this instrument .

CLAUSE 9 - It is the responsibility of the partner B&D to indicate its representative and administrator in Global Milk as mentioned in the previews clause.

First Paragraph: The CASTROL partner  approves the indication of the legal representative and adminstartor made by B&D , Mr Javier Tano Feijo previously qualified for the period of 5 years stating at this date.

Second Paragraph: The Partner B&D Approves the indication of the legal representative and administrator done by Castrol,Mrs Giovavva Benetti,Brazilian,single,Administrator  holder of National Identity Card RG n 33.020 090-2 Inscribed at the Brazilian Internal revenue Service  CPF n 230.407.128-70 resident at Alameda Itapecuru 473, apto 1212,Centro Comercial,Alphaville,Barueri,State of Sao Paulo,06454-080

CLAUSE 10 - The Partners agree that the administrators are obliged to sign, for the minimum period of 05 (five) years, with the S. TEIXEIRA and the PARALEITE services of industrialization by order, and the figures for this engagement will be defined in contract itself, the amounts and for this order will be defined at the contract itself.
First Paragraph: The Services of industrialization ordered and back office signed by the parties , could  not be rescinded by S.Teixeira Nor Paraleite in the period of 5 years ,being that the renewal option for another period of 5 years will be at Global Milk option, without possibility of refusal By S.Teixeira or Paraleite on penalty of paying a daily  fine equivalent to the daily production and service provided on the six month prior ..

Second Paragraph: This article shall not apply if the companies S. TEIXEIRA and PARALEITE have been incorporated by GLOBAL MILK.

CHAPTER V – OF THE USE OF BRANDS

CLAUSE 11 - It is forbidden to Partners, members of administration or not, the use of names, trademarks, symbols or signs of any term of ownership of GLOBAL MILK, which are of its use by right, or the companies for which it provides service for any purposes other than the business and these activities, to obtain benefits or advantages for themselves or for others.

Paragraph One: GLOBAL MILK exclusively may use the trademarks to be transferred and/or sold by S. TEIXIEIRA and PARALEITE under Joint Venture Agreement.

Second paragraph: The regulations of the use of brands, its sale and transfer will be provided in specific instrument developed by the parties and now fully ratified.

CHAPTER VI – OF THE CONFIDENTIALITY

CLAUSE 12 - The Confidential Information shall be used solely for the purpose intended and can not, under any circumstances, be disclosed to third parties not related to the activities of the GLOBAL MILK, being competitors or not.

First Paragraph: The Partners undertake to maintain strict confidentiality of any Confidential Information, and is therefore prohibited from disclosure to third parties, whether individuals and/or legal.

Second Paragraph: A partner may only disclose information referred to above clause, in agreement and with express permission of all Partners and stakeholders, provided they respect the terms of the Statement of Confidentiality signed between the Partners and others.

Third paragraph: All information obtained verbally or in writing, on GLOBAL MILK and their activities are considered Confidential Information except:

(a) information and data that are publicly disclosed by third parties;
(b) information and data that are obtained by Partners from third parties;
(c) information and data which disclosure is required by public authorities;

Fourth paragraph: The Partners undertake not to disclose under any pretext the Confidential Information during the term of this Agreement of Quotaholders and by the period of 2 years after their withdrawal from GLOBAL MILK.

Fifth paragraph: The Partners will be obliged to return all documents of ownership of GLOBAL MILK, including but not limited to technical advice, opinion of market research, files, correspondence, plans, notes, research, customer lists and documents of when planning their withdrawal or exclusion, to any title, of the table of quotaholders.

Sixth paragraph: It applies to this Agreement all terms of the Term of Confidentiality signed between Partners and including non-members.

CHAPTER VII- COMMUNICATIONS

CLAUSE 13 - All warnings, notices or other communications required by virtue of this Agreement of Quotaholders or of the Articles of Incorporation and Bylaws will be sent in writing and considered received if sent by registered letter with acknowledgment of receipt or express delivery service, and any otherwise proof of delivery, when received at the addresses declined in the preamble of this instrument.

CHAPTER VIII – SPECIFIC IMPLEMENTATION

CLAUSE 14 - The Partners agree among themselves that the provisions of this Agreement of Quotaholders are subject to specific enforcement of its terms, as forecast in the legal paragraph 3 of Article 118 of Corporation Law (Law No. 6.404/76), supplementary applied to Global Milk under Article 1053 of the Brazilian Civil Code (Law No. 10406/2002).

CHAPTER IX – OF GENERAL PROVISIONS

CLAUSE 15 – The present Agreement of Quotaholders may be revised and modified at any time, provided it is in writing and with the unanimity decision of the Partners.

CLAUSE 16 - Any change in the composition of the corporate framework of GLOBAL MILK, the present Agreement of Quotaholders shall be ratified and added, reflecting the admission of new partner or member, individuals or companies.

Sole Paragraph: Subject to the addition or ratification above, this Agreement of Quotaholders will remain valid among the remaining Partners, forcing them and linking them to the formalization of additive or new Agreement of Quotaholders in all its terms and conditions.

CLAUSE 17 - If one or more provisions of this Agreement of Quotaholders is considered invalid or unenforceable by any court or jurisdiction, this fact does not invalidate the other provisions in this act, which will remain in full force.

And for being so certain, and fair contracted, the Partners sign the Agreement of Quotaholders in 02 (two) copies of equal content and form in the presence of 02 (two) witnesses, which this act support.

Partners:

B&D FOOD CORPORATION
Q: Daniel Ollech / Javier Tano Feijo

CASTROL LLC.
Q: Edison Carmagnani

Assenting Parties:

Javier Tano Feijo

Giovanna Benetti

S. TEIXEIRA FOOD PRODUCTS LTD.
Q: Solon Teixeira de Rezende Junior / Sônia Pistori Teixeira

PARALEITE FOOD PRODUCT LTD.
Q: Solon Teixeira de Rezende Junior / Sônia Pistori Teixeira

Assenting Party (estate of Solon Teixeira de Rezende):

STELLA PISTORI TEIXEIRA
RG No: 5839583-3
Passport No: 274878298-47

SOLANGE PISTORI LIBONATI TEIXEIRA
RG No: 8195261-2
Passport No: 039414308-66

SOLON TEIXEIRA DE REZENDE JÚNIOR
RG No: 7757975-6
Passport No: 052301338-80

SONIA TEIXEIRA PISTORI
RG No: 8195096
Passport No: 063412388-47

Witnesses:

Geroncio O.Moreira	2.Ivania Sobral De Brito